Exhibit 99.2

Pacira to Acquire Flexion, Further Expanding Leadership Position in Non-Opioid Pain Management October 11, 2021

Forward-looking statements and where to find additional information 2 Any statements in this communication about Pacira BioSciences, Inc.’s (“Pacira”) or Flexion Therapeutics, Inc.’s (“Flexion”) future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to the anticipated consummation of the acquisition of Flexion and the timing and benefits thereof, Pacira’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks related to Pacira’s ability to complete the transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied; whether sufficient stockholders of Flexion tender their shares in the transaction; the outcome of legal proceedings that may be instituted against Flexion and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the proposed transaction will not occur; risks related to future opportunities and plans for Flexion and its products, including uncertainty of the expected financial performance of Flexion and its products, including whether the milestones will ever be achieved; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the possibility that if Pacira does not achieve the perceived benefits of the transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Pacira’s shares could decline; the impact of the worldwide COVID-19 (Coronavirus) pandemic and related global economic conditions on Pacira’s and/or Flexion’s business and results of operations; the success of Pacira’s sales and manufacturing efforts in support of the commercialization of EXPAREL and iovera°; the rate and degree of market acceptance of EXPAREL and iovera°; the size and growth of the potential markets for EXPAREL and iovera° and Pacira’s ability to serve those markets; Pacira’s plans to expand the use of EXPAREL and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL and iovera°; the ability to successfully integrate any future acquisitions into Pacira’s existing business, including Flexion; and the recoverability of Pacira’s deferred tax assets and other factors discussed in the “Risk Factors” of each of Pacira’s and Flexion’s most recent Annual Report on Form 10-K and in other filings that Pacira and Flexion periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this communication represent Pacira’s and/or Flexion’s views, as applicable, as of the date of this communication. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such each of Pacira and Flexion anticipates that subsequent events and developments will cause its respective views to change. However, while Pacira or Flexion may elect to update these forward-looking statements at some point in the future, each of Pacira or Flexion specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing either Pacira’s or Flexion’s views as of any date subsequent to the date of this communication. Additional Information about the Transaction and Where to Find It The tender offer (the “Offer”) described in this communication has not yet commenced, and this communication is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Flexion or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Pacira and Oyster Acquisition Company Inc., a wholly owned subsidiary of Pacira, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Flexion. The Offer to purchase the outstanding shares of Flexion will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Flexion under the “Investors” section of Flexion’s website at ir.flexiontherapeutics.com. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Pacira under the “Investors” section of Pacira’s website at investor.pacira.com.

Agenda 3 1 Overview and Opportunity Strategic Rationale Financial Overview and Transaction Details Q&A Dave Stack Chief Executive Officer and Chairman Ron Ellis, DO, MBA Senior Vice President Corporate Strategy & Business Development Charles A. Reinhart III Chief Financial Officer Dave Stack Ron Ellis, DO, MBA Charles A. Reinhart III 1 2 3 4

Pacira growth pillars in innovative non-opioid pain management and regenerative health solutions further bolstered by Flexion 4 PursuingInnovation 2 1 ExpandingProductUtilization TWO GLOBAL GROWTH PILLARS FURTHER ENHANCED Core Values Patient-centered, determined, passionate, innovative thinkers, trust builders, team driven Vision The global leader in delivering innovative non-opioid pain management and regenerative health solutions Mission Provide an opioid alternative to as many patients as possible using ERAS multimodal protocols and opioids for rescue only • Innovative non-opioid portfolio directly aligns with the Pacira mission to provide an opioid alternative to as many patients as possible • Combined portfolio offers end- to-end non-opioid solutions • Adds novel, non-opioid treatment to improve patient care earlier on the neural pain pathway • Provides bridge to chronic pain

Osteoarthritis (OA) affects 30+ million Americans and costs >$185 billion in annual expenses

Progressive breakdown and loss of cartilage

Most common type of arthritis, also known as degenerative joint disease

Since the 1990's average age at OA diagnosis has fallen from 72 to 56

OA affects 14% of adults aged 25 and older and 34% of those aged 65 and older

Accounts for $185+ billion in annual U.S. healthcare expenditures

~40% of Medicare patients with OA prescribed opioids and 2015 Part D spending for these drugs exceeded $4 billion[1,2]

Currently over 30 million adults living in the U.S. have OA and that number is expected to grow in the coming years driven by aging, obesity and increasing sports injuries[3]



1. Wright EA, Katz JN, Abrams S, Solomon DH, Losina E. Trends in prescription of opioids from 2003-2009 in persons with knee osteoarthritis. Arthritis Care Res (Hoboken). 2014;66(10):1489-95.
2. Williams AR, Bisaga A. From AIDS to opioids – how to combat an epidemic. N Engl J Med 2016;375(9):813-815
3. Cisternas MG, Murthy L, Sacks JJ, Solomon DH, Pasta DJ, Helmick CG. Alternative Methods for Defining Osteoarthritis and the Impact on Estimating Prevalence in a US Population-Based Survey. Arthritis Care Res (Hoboken). 2016 May;68(5):574-80.

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Building a differentiated portfolio of opioid-sparing solutions along the neural pain pathway 6 Pre-surgical pain (’Prehabilitation’) Strategic focus: Building non-opioid and regenerative medicine franchises across the continuum of care Pain; Injury/trauma (Regenerative medicine) Osteoarthritis pain Rehabilitation and recovery Acute Surgery

Commercial potential for ZILRETTA in OA of the knee3 ZILRETTA overview and addressable opportunity 7 Patients treated for knee OA in 2018: ~15.2M Treated with intra-articular (IA) injection2: ~5M Patients with steroid injections: ~4.5M X Average number of treatments per patient/year: ~1.5 Patients with HA course: ~0.9M X Average number of treatments per patient/year: ~1.3 ZILRETTA’s long-lasting benefits and excellent safety profile will be key components of product messaging to to capture a larger portion of the IA treatment market for OA knee pain IA annual treatments = ~7.9M ZILRETTA: The first and only FDA-approved extended release, intra-articular therapy for OA knee pain ZILRETTA is a non-opioid therapy utilizing Flexion’s proprietary PLGA1 microsphere formulation to: • Provide rapid, substantial and persistent pain relief over 12 weeks, with a safety profile similar to placebo • Deliver extended release of triamcinolone acetonide at the source of the patient’s pain ZILRETTA PK/PD studies demonstrated: • Peak plasma concentrations were 11-fold lower than immediate release TA • Minimal effects on blood glucose vs. immediate release TA in Type 2 diabetes patients with knee OA Manufacturing: • Manufacturing facility located adjacent to Pacira facilities in Swindon Source: Company filings 1. PLGA: Poly(lactic-co-glycolic acid) 2. Patients may receive both HA and Steroid injections in the same year 3. Source: IQVIA | PHARMETRICS PLUS HEALTH PLAN CLAIMS DATABASE, 2018 study year, Projected to the US Insured Population – All figures approximate

Transaction rationale

Portfolio	• Innovative non-opioid portfolio highly complementary to EXPAREL and iovera°; directly aligns with the Pacira mission and strategy to address medical needs along the neural pain pathway
Expanding pain continuum	• **ZILRETTA**® is a non-opioid injection that will allow Pacira to offer a treatment to manage OA pain of the knee at an earlier stage of the patient's journey along the neural pain pathway
Immediate synergies	• Complementary drug/device portfolio and sales call points offers significant cost synergies across R&D and Sales & Marketing organization
Robust milestones	• Adds multiple clinical milestones, including the initiation of a P3 registration trial of **ZILRETTA** in shoulder osteoarthritis and the advancement of P1 studies of FX201 for musculoskeletal pain and FX301 as a lower extremity nerve block for postsurgical pain
Financial impact	• Immediately revenue generating and expected to be accretive to full-year 2022 earnings and significantly accretive thereafter

Flexion pipeline


Phase 1
Phase 2
Phase 3b
FDA Approved
ZILRETTA
(triamcinolone acetonide extended-release injectable suspension)
OA Knee synovial inflammation
OA Knee pain
OA Shoulder Pain/ adhesive capsulitis
FX201
(humantakinogene hadenovec)
OA Pain/disease modification
FX301
(funapide)
Acute post-operative pain

• Under the terms of the definitive agreement, Pacira to commence a tender offer to acquire all outstanding shares of Flexion for a purchase price of $8.50 per share in cash plus one non-tradeable CVR • The CVR entitles Flexion stockholders and certain holders of Flexion stock options to up to an additional $8.00 per share in the aggregate in cash payable (subject to certain terms and conditions) upon the following conditions: – $1.00 per share if total calendar year ZILRETTA net sales achieve $250 million; – $2.00 per share if total calendar year ZILRETTA net sales achieve $375 million; – $3.00 per share if total calendar year ZILRETTA net sales achieve $500 million; – $1.00 per share upon U.S. FDA approval of FX201; and – $1.00 per share upon U.S. FDA approval of FX301. • The conditions for payment of each contingent cash payment must be achieved, if at all, on or before 12/31/30 • All cash transaction; Pacira to fund from existing cash resources • Expected to close in 4Q21, subject to customary closing conditions • Following successful closing of the tender offer, Pacira will acquire any shares not tendered through a second-step merger at the same consideration as tender offer, without a meeting or vote of Flexion’s stockholders, in accordance with Delaware law • Flexion’s board of directors unanimously recommends that Flexion’s stockholders tender their shares in the tender offer Transaction details 9

• EXPAREL net product sales of $121.9 million for the third quarter and $39.7 million for the month of September 2021, compared with $113.7 million and $39.5 million in the prior year, respectively – The elective surgery market faced additional pandemic-related challenges in August and September due to regional surges in COVID-19 delta variant cases, staffing shortages, and surgical fatigue from care teams addressing significant procedure backlogs – These variables began to subside in the latter part of September; Pacira expects improving market dynamics in 4Q21 • iovera° net product sales of $4.2 million for the third quarter and $2.3 million for the month of September 2021, compared with $2.7 million and $1.1 million in the prior year, respectively Pacira third quarter performance 10

Transaction makes Pacira earnings outlook even more compelling

Creates diversification and growth to topline

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- Differentiated commercial portfolio of end-to-end non-opioid solutions along the neural pain pathway
- 3 complementary commercial assets – each with strong growth potential
  - 3Q21 YTD: EXPAREL up 27% and iovera up 76% versus PY

Meaningful synergies to drive substantial near- and long-term accretion

2

- Immediately synergistic commercial call points
- Expected to be accretive to 2022 earnings; significantly accretive thereafter
- Pacira estimates that it only needs to capture ~30% of potential synergies for breakeven in 2022

Expands leadership position in non-opioid pain management

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- Directly aligns with Pacira mission to provide an opioid alternative to as many patients as possible and address medical needs along the neural pain pathway
- Provides bridge into chronic pain space

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Questions?